UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 8, 2004

                           United Heritage Corporation
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)

          Utah                          0-9997                 87-0372864
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                     Identification Number)

                      2 North Caddo Street, P.O. Box 1956,
                           Cleburne, Texas 76033-1956
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (817) 641-3681

This Form 8-K and other reports filed by United Heritage Corporation (the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company's industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         United Heritage Corporation (the "Company") received a Nasdaq staff determination dated January 8, 2004 indicating that the Company fails to comply with the minimum bid price requirement for continued listing set forth in marketplace rule 4310(c), and that its securities are therefore subject to delisting from the Nasdaq SmallCap Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the staff determination. There can be no assurance the panel will grant the Company's request for continued listing. If the Company's request is not granted, its securities may be immediately eligible for quotation on the OTC Bulletin Board. A copy of the Company's press release relating to this notification is attached.

Item 7. Financial Statements and Exhibits

      99.   Press Release

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Heritage Corporation


By: /s/ Walter Mize
   --------------------------------
   Walter Mize, President

Dated: January 14, 2004